CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Schwab Capital Trust of our report dated April 16, 2019, relating to the financial statements and financial highlights, which appear in Schwab Fundamental Global Real Estate Index Fund’s Annual Report on Form N-CSR for the year ended February 28, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Portfolio Holdings Disclosure” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

June 24, 2019